 Exhibit 3(i)(a)
ARTICLES OF INCORPORATION

OF

JUNIPER GROUP, INC.

     I,  the  person  hereinafter  named as  Incorporator,  for the  purpose  of associating to establish a corporation,  under the provisions and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory  thereof,  and  hereinafter  sometimes  referred  to as  the  General
Corporation  Law of the State of Nevada,  do hereby adopt and make the following
Articles of Incorporation:

     FIRST:  The  name  of  the  corporation  (hereinafter  referred  to as  the
"Corporation") is Juniper Group, Inc.

     SECOND: The name of the Corporation's resident agent in the State of Nevada is CSC Services of Nevada,  Inc., and the street address of the said agent where process may be served upon the corporation is 502 East John Street, Carson City,
Nevada 89706.  The mailing  address and the street  address of the said resident agent are identical.

     THIRD: The aggregate  number of shares of stock that the Corporation  shall have the authority to issue is 300,875,000,  of which  300,000,000  shares,  par value per share of $0.001,  shall be  designated  as Common  Shares (the "Common
Shares") and 875,000 shares,  par value per share of $0.10,  shall be designated as Preferred Shares (the "Preferred Shares").

     A. The rights,  preferences and limitations of such classes of stock are as follows:

     1. The shares of Preferred  Stock may be issued from time to time in one or more  series.  The Board of  Directors  is  authorized,  subject to  limitations prescribed by the law and the provisions of this Article  THIRD,  to provide for the issuance of the shares of Preferred Stock in one or more series, by filing a certificate  pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such  series,  and to fix the designation, powers preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof.

     The  authority of the Board of Directors  with respect to each series shall include, but not be limited to, determination of the following:

     (a) the  number of shares  constituting  that  series  and the  distinctive designation of that series,

     (b) the dividend rate on the shares of that series, whether dividends shall be cumulative,  and, if so, from which date or dates and the relative  rights or priority, if any, of payment of dividends on shares of that series.

     (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights,

     (d) whether that series shall have conversion  privileges,  and, if so, the terms and conditions of such conversion,  including  provision for adjustment of the conversion rate in such events as the Board of Directors shall determine,

     (e) whether or not the shares of that series shall be  redeemable,  and, if so, the terms and  conditions  of such  redemption,  including the date or dates upon or after which they shall be  redeemable,  and the amount per share payable in case of redemption,  which amount may vary under different  conditions and at different redemption dates,

     (f) whether  that series shall have a sinking  fund for the  redemption  or purchase  of shares of that  series,  and,  if so,  the terms and amount of such sinking fund,

     (g) the rights of the shares of that  series in the event of  voluntary  or involuntary liquidation,  dissolution or winding up of the Corporation,  and the relative  rights of the  priority,  if any, of payment on shares of that series,
and

     (h) any other relative or participating rights, preferences and limitations of that series.

     2. No holder of Common Stock or of  Preferred  Stock shall be entitled as a matter of right to subscribe for or purchase,  or have any preemptive right with respect  to,  any part of any new or  additional  issue  of  stock of any  class whatsoever, or of securities convertible into any stock of any class whatsoever, whether  now or  hereafter  authorized  and  whether  issued  for  cash or other consideration or by way of dividend.

     3. Except as otherwise  provided by the Board of  Directors  in  accordance with  paragraph 1 above in respect of any series of the  Preferred  Shares,  all voting rights of the Corporation  shall be vested  exclusively in the holders of the Common Shares who shall be entitled to one vote per share.

     B. 12% of Non-Voting Convertible Redeemable Preferred Stock.

     1. Number  Authorized and  Designation.  Of the 875,000 shares of preferred stock  authorized  under this Article  FOURTH,  the  Corporation  shall have the authority to issue  375,000  shares  designated  as 12%  Non-voting  Convertible
Redeemable  Preferred  Stock,  $.10 par value  (referred  to herein as "Series A
Preferred Stock").

     2. Rights,  Preferences and Limitations.  The relative rights,  preferences and limitations of Series A Preferred Stock are as follows: (a) Dividends.

     (i) Each  holder of shares of shares of Series A  Preferred  Stock shall be entitled to receive,  for each share of Series A Preferred  Stock  registered in his name on the stock transfer books of the Corporation, when and if declared by the  Corporation's  Board of  Directors  out of  assets  legally  available  for payment, a cumulative dividend at the rate of $.24 per share per annum,  payable quarterly on March 1, June 1,  September 1 and  December 1 of each year,  (a) in cash  for  the  first  four  quarterly  payments  commencing  June 1,  1991  and thereafter  (b) in cash or shares  of Common  Stock  having an  equivalent  Fair
Market Value (as hereinafter defined), at the option of the Corporation.

     (ii) "Fair Market  Value" of a share of Common Stock shall mean the average of the closing  bid and asked  prices of the Common  Stock for the ten  business days  preceding  such payment  date.  If there is no trading  market during such periods,  then the Fair  Market  Value of a share of the Common  Stock  shall be determined in good faith by the  Corporation's  Board of Directors,  which shall take into consideration  factors such as the book value of the Common Stock, the earnings of the Corporation and the market price of shares of other companies in similar businesses in relation to the earnings of such companies.

     (iii) Dividends shall cease to accrue on shares of Series A Preferred Stock that are  redeemed  pursuant to Paragraph 4 hereof as of the date fixed for such redemption.

     (iv) So long as any shares of Series A Preferred Stock are outstanding,  no dividends  shall be paid or declared  and set apart for  payment,  nor shall any other distribution be made, on the Common Stock, or on any other stock junior to the Series A Preferred  Stock as to dividends  (other than dividends  payable in
Preferred Stock,  Common Stock or other stock junior to Series A Preferred Stock both as to dividends and  distribution  upon  liquidation),  unless dividends on
Series A Preferred  Stock for the current  dividend period and all past dividend periods shall have been paid or declared and set apart for payment.

     (v) So long as any shares of Series A Preferred Stock are  outstanding,  no shares of any stock on a parity with or junior to Series A Preferred Stock shall be  purchased,  redeemed  or  otherwise  acquired by the  Corporation  or by any subsidiary, nor shall any funds be set aside or made available for any purchase, retirement  or sinking  fund for the  purchase or  redemption  of any stock on a parity  with or junior to Series A  Preferred  Stock,  unless  dividends  on the
Series A Preferred  Stock for the current  dividend period and all past dividend periods shall have been paid or declared and set apart for payment.

     (vi) Subject to the foregoing provisio ns, such dividends (payable in cash, property or stock junior to Series A Preferred  Stock) as may be  determined  by the Board of Directors  may be declared and paid from time to time on the shares of any  stock  junior  to  Series  A  Preferred  Stock,  without  any  right  of participation therein by the holders of Series A Preferred Stock.

     (vii)  Accrued and unpaid  dividends on Series A Preferred  Stock shall not bear interest.

     (viii) In case  dividends on the Series A Preferred  Stock for any dividend period in which they are  payable  are not paid in full,  all shares of Series A
Preferred Stock and all shares of any other series of Preferred Stock ranking as to dividends on a parity with Series A Preferred Stock shall participate ratably in the payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

     (b) Conversion.

     (i) Each share of Series A  Preferred  Stock  shall be  convertible  at the option of the holder thereof into two (2) fully paid and  non-assessable  shares of Common Stock, subject to adjustment as hereinafter  provided,  upon surrender to the  Corporation  of the  certificate  or  certificate  for the  shares to be converted,  together  with such form of notice of  election to convert as may be provided  from time to time by the  Corporation.  The number of shares of Common
Stock  deliverable  upon  conversion  of a share of Series A Preferred  Stock is hereinafter sometimes called the "Conversion Rate."

     (ii) Any  holder of shares of the  Series A  Preferred  Stock  desiring  to convert such shares shall deliver the certificates representing the shares to be converted,  duly endorsed in blank,  to the Secretary of the Corporation (at the office of the Corporation  located in Great Neck, New York, or if there be none, then the office of the transfer agent of the  Corporation's  Common Stock) along with written notice (the "Conversion  Notice") to the Secretary that such holder desires to convert  his series A Preferred  Stock  represented  by the  enclosed certificates,  or any portion  thereof,  into Common Stock.  Upon receipt by the
Secretary of a duly endorsed certificate or certificates representing the Series
A Preferred Stock and a Conversion  Notice,  the  Corporation  shall, as soon as practicable  thereafter,  (i) cause to be issued to the  holder  that  number of whole shares of Common Stock issuable upon conversion  (with  fractional  shares rounded up to the  nearest  whole  number) to the person or persons  entitled to receive the same. The right to convert shares of Series A Preferred  Stock shall cease and  terminate  on the close of  business on the date  preceding  the date fixed for the redemption of such shares, unless default shall be made in payment of the Redemption  Price (as defined in paragraph (c)), in which case such right of conversion  shall be revived and continue until the Redemption Price has been paid.

     (iii) If the Corporation at any time subdivides (by any stock split,  stock dividend,  recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares,  the Conversion  Rate in effect  immediately prior to such subdivision will be  proportionately  reduced, and if  the  Corporation  at any  time  combines  (by  reverse  stock  split  or otherwise) into a smaller number of its outstanding  shares of Common Stock into a smaller number of shares,  the Conversion Rate in effect  immediately prior to such combination will be proportionately increased;  provided,  however, that no adjustment  shall be made if all changes in the  Conversion  Rate since the last such change are less than 2% in the aggregate. Immediately upon an adjustment of the Conversion Rate, the Company will give written notice thereof to all holders of Series A Preferred Stock.

     (iv) Any capital reorganization, reclassification, consolidation, merger or sale  of  all  or  substantially  all of the  Corporation's  assets  to  another corporation  that is  effected  in such a way that  holders of Common  Stock are entitled to receive  (either  directly or upon  subsequent  liquidation)  stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an  "Organic  Change".  Prior to the  consummation  of any  Organic
Change, the Corporation will make appropriate  provisions to insure that each of the  holders  of Series A  Preferred  Stock  will  thereafter  have the right to acquire and  receive,  in lieu of or in  addition to the shares of Common  Stock immediately  theretofore  acquirable and receivable  upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection  with such Organic  Change if such holder had  converted  his Series A Preferred  Stock  immediately  prior to such
Organic  Change.  In any such case, the board of Directors of the Corporation in good faith will make appropriate provisions to insure that the provisions hereby applicable to the Series A Preferred  Stock will thereafter be applicable to the
Series  A  Preferred   Stock.   The   Corporation   will  not  effect  any  such
consolidation,  merger or sale,  unless prior to the consummation  thereof,  the
successor   corporation   (if  other  than  the   Corporation)   resulting  from
consolidation  or merger or the  corporation  purchasing  such assets assumes by written instrument, the obligation to deliver to each such holder such shares of the stock, securities or assets as, in accordance with the foregoing provisions, such  holder may be  entitled to acquire.  The  Corporation  shall give  written notice to the holders of Series A Preferred  Stock at least 20 days prior to the date on which any Organic Change will take place.

     (v) If any event occurs of the type  contemplated by the provisions of this paragraph  (b),  but not  expressly  provided for by such  provisions,  then the
Corporation's  Board of Directors  shall make an  appropriate  adjustment in the
Conversion Rate so as to protect the rights of the holders of Series A Preferred
Stock.

   (vi) The  Corporation  will give written  notice to all holders of Series A
Preferred  Stock  at least 20 days  prior to the date on which  the  Corporation closes  its  books  or  takes a  record  (A) with  respect  to any  dividend  or distribution  upon Common Stock,  (B) with respect to any pro rata  subscription offer to the holders of Common Stock or (C) for determining  rights to vote with respect to any Organic Change, dissolution or liquidation.

     (vii) The Corporation  shall not be required to issue fractional  shares of
Common Stock upon conversion of Series A Preferred Stock. If more than one share of Series A Preferred  Stock shall be surrendered  for conversion at one time by the same  holder,  the  number  of full  shares  which  shall be  issuable  upon conversion  thereof shall be computed on the basis of the  Conversion  Rate with respect to all shares (or specified  portions  thereof) so  surrendered.  If any fraction of a share of Common Stock  would,  except for the  provisions  of this paragraph,  be  issuable on the  conversion  of any shares of Series A Preferred
Stock, the Corporation shall be rounded up to the nearest whole number.

     (c)  Redemption.  The  Corporation  may redeem shares of Series A Preferred
Stock by paying on the date set for redemption (the "Redemption Date") an amount
(the "Redemption Price") equal to the sum of (x) $2.00 for each such share to be redeemed plus (y) all accumulated  and unpaid  dividends (if any) thereon to the
Redemption  Date as provided in paragraph  (b) above,  subject to the  following terms and conditions:

     (i) The  Corporation  may redeem  any or all  shares of Series A  Preferred
Stock issued and outstanding at any time after their date of issuance.

     (ii) The Corporation  shall give notice (the "Redemption  Notice") not more than sixty (60) days and not less than thirty (30) days prior to the  Redemption
Date by first  class  United  States  mail to each holder of record of shares of
Series A Preferred  Stock call for  redemption  (the  "Redeemed  Shares") at his address appearing on the stock transfer books of the Corporation.

     (iii) If the  Corporation  redeems  less than all of the shares of Series A
Preferred  Stock,  the  Corporation,  in its absolute  discretion,  either shall designate by lot in a manner  determined by the Board of Directors the shares to be redeemed or shall effect such  redemption  ratably.  The  Corporation may not redeem  any  shares of shares of Series A  Preferred  Stock  unless  all  unpaid dividends  with  respect to all shares of Series A  Preferred  Stock  issued and outstanding have been paid in full on or before the Redemption Date.

     (iv) The Corporation  may pay the Redemption  Price for any Redeemed Shares
from the surplus and stated capital of the  Corporation,  but no such redemption shall be made if the  Corporation  would thereby become  insolvent or, if stated
capital is used, the redemption  would reduce the net assets of the  Corporation below the stated capital  remaining  after giving effect to the  cancellation of the Redeemed Shares.

     (v) If less than all of the shares of Series A Preferred Stock  represented by any surrendered  certificate are redeemed, the Corporation shall issue to the record  holder of such  shares a new  certificate  representing  the  unredeemed shares.  If a  Redemption  Notice  shall  have  been  duly  given  and if on the
Redemption Date funds necessary for the redemption  shall have been reserved and made available for payment of the Redemption Price of all Redeemed Shares,  then any dividends with respect to Redeemed Shares shall cease to be earned after the
Redemption  Date and all rights with respect to the Redeemed  Shares shall cease on the  Redemption  Date  (except  for the right of holders  Redeemed  Shares to receive the Redemption Price for such shares).

     (d) Voting Rights. Holders of Series A Preferred Stock shall have no voting rights.

     (e) Preemptive  Rights.  Holders of Series A Preferred  Stock shall have no preemptive rights.

     (f) Liquidation Rights. Upon liquidation,  dissolution or winding up of the
Corporation, whether voluntary or involuntary, each holder of shares of Series A
Preferred  Stock shall be entitled to receive from the assets of the Corporation an amount  equal to the sum of (x) $2.00  for each of Series A  Preferred  Stock recorded in his name on the stock transfer books of the Corporation  plus (y) an amount equal to the accumulated and unpaid dividends to the date of such payment with  respect  to such  shares of  Series A  Preferred  Stock,  as  provided  in paragraph  (c)  above,  and no more,  before any  payments  shall be made or any assets  distributed  to holders  of shares of Common  Stock.  If,  upon any such liquidation,  dissolution  or winding up of the  Corporation,  the assets of the
Corporation  shall be  insufficient to pay the holders of shares of the Series A
Preferred  Stock all  amounts  payable  pursuant  to the  immediately  preceding sentence,  then all remaining  assets of the  Corporation  shall be  distributed ratably to holders of the shares of the Series A Preferred Stock.  Upon any such liquidation,  dissolution or winding up, and after all amounts due to holders of the shares of Series A Preferred  Stock are either paid or reserved for payment, the holders of shares of Common  Stock shall be entitled to receive  ratably any remaining assets of the Corporation.

     FOURTH:  The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

     The number of members  constituting  the first  Board of  Directors  of the
Corporation is three, and the names and the post office box or street addresses, either residence or business, of such members are as follows:


         Name                                 Address

Vlado P. Hreljanovic                    111 Great Neck Road
                                        Suite 604
                                        Great Neck, New York  11021

Peter W. Feldman                        777 Yamato Road
                                        Suite 135
                                        Boca Raton, Florida  33134

Harold A. Horowitz                      111 Great Neck Road
                                        Suite 604
                                        Great Neck, New York  11021

     The number of directors of the Corporation may be increased or decreased in the manner provided in the By-Laws of the Corporation; provided, that the number of directors  shall never by less than one. In the interim  between  election of directors by stockholders  entitled to vote, all vacancies,  including vacancies caused  by an  increase  in the  number of  directors  and  including  vacancies resulting  from the removal of  directors by the  stockholders  entitled to vote which are not  filled  by such  stockholders,  may be  filled  by the  remaining directors, though less than a quorum.

     FIFTH: The name and the business street address of the incorporator signing these Articles of Incorporation are as follows:

         Name                                         Address

         Eric Honick, Esq.                    Snow Becker Krauss P. C.
                                              605 Third Avenue
                                              New York, NY  10158

     SIXTH: The Corporation shall have perpetual existence.

     SEVENTH:  The personal  liability of the  directors of the  Corporation  is hereby  eliminated to the fullest  extent  permitted by the General Corpo ration
Law of the State of Nevada, as the same may be amended and supplemented.

     EIGHTH:  The  affirmative  vote of the  holders of not less than 80% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation
shall  be  required  for  the  approval  or   authorization   of  any  "Business
Combination" (as hereinafter  defined);  provided,  however, that the 80% voting requirement referred to above shall not be applicable if:

     (1) The Board of Directors of the  Corporation by a vote of not less than a majority of the directors then holding office: (a) expressly approved in advance the acquisition of outstanding  shares of Voting Stock of the  Corporation  that caused the Related Person (as  hereinafter  defined) to become a Related Person;
or (b) approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or

     (2) The Business  Combination is solely between the Corporation and another corporation, 100% of the Voting Stock of which is owned, directly or indirectly, by the Corporation.

For the purposes of this Paragraph:

     (1)  The  term  "Business   Combination"  shall  mean  (a)  any  merger  or
consolidation  of the Corporation or a subsidiary with or into a Related Person;
(b) any sale, lease, exchange,  mortgage, pledge, transfer or other disposition, of all or any "Substantial  Part" (as hereinafter  defined) of the assets either of the Corporation  (including,  without limitation,  any voting securities of a subsidiary) or of a subsidiary, to or with a Related Person; (c) the issuance or transfer by the  Corporation  or a  subsidiary  (other than by way of a pro rata distribution  to all  shareholders)  of any  securities of the  Corporation or a subsidiary of the Corporation to a Related Person; (d) any  reclassification  of securities  (including  any  reverse  stock  split) or  recapitalization  by the
Corporation,  the effect of which would be to increase the voting power (whether or not currently  exercisable)  of the Related  Person;  (e) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation  proposed by  or on  behalf  of a  Related  Person;  (f)  any  series  or  combination  of transactions  having,  directly  or  indirectly,  the same  effect as any of the foregoing;  and (g) any  agreement,  contract  or other  arrangement  providing, directly or indirectly, for any of the foregoing.

     (2) The term  "Related  Person"  shall  mean and  include  any  individual, corporation, partnership or other "person" or "group" of persons or entities (as such terms are used on December 18, 1996 in Rule 13d of the Securities  Exchange
Act of  1934,  as  amended  (the  "Exchange  Act"),  and  the  "Affiliates"  and
"Associates"  (as such terms are defined on  December  18, 1996 in Rule 12b-2 of the Exchange  Act) of any such  individual,  corporation,  partnership  or other person or group of persons,  which  individually  or together is the "Beneficial
Owner" (as defined on December  18, 1996 in Rule 13d-3 and Rule  14d-l(b)(4)  of
the  Exchange  Act) in the  aggregate of 10% or more of the  outstanding  Voting
Stock of the  Corporation,  but the term "Related  Person" shall not include the
Corporation,  any employee benefit plan(s) sponsored by the Corporation,  or any person or entity who held such beneficial ownership prior to December 18, 1996.

     (3) Any  person or group  that has the right to  acquire  any shares of the
Voting Stock of the Corporation pursuant to any agreement,  or upon the exercise of  conversion  rights,  warrants or options,  or  otherwise,  shall be deemed a
Beneficial  Owner for  purposes  of  determining  whether  such person or group, individually  or  together  with its  Affiliates  and  Associates,  is a Related
Person.

     (4) The term  "Substantial  Part"  shall mean more than 5% of the  recorded value of the total  assets of the entity in question as of the end of the fiscal year ending prior to the time the determination is being made or, in the case of
Voting Stock of a subsidiary of the Corporation,  10% or more of the outstanding shares of such subsidiary's Voting Stock.

     (5) The term "Voting  Stock" shall mean all  outstanding  shares of capital stock  of  the  Corporation  entitled  to  vote  generally  in the  election  of directors,  and each  reference to a proportion  of shares of Voting Stock shall refer to shares having such  proportion  to the number of shares  entitled to be cast.

     (6) The  provisions  set forth in this Article  SEVENTH may not be amended, altered,  changed,  repealed,  or rescinded in any respect unless such action is approved  by the  affirmative  vote of the  holders  of not less than 80% of all shares  of  stock  of the  Corporation  entitled  to  vote  in the  election  of directors.

     NINTH: The Corporation may engage in any lawful activity.

     TENTH:  The  Corporation  reserves the right to amend,  alter,  change,  or repeal any provision  contained in these Articles of Incorporation in the manner
now  or  hereafter   prescribed  by  statute,  and  all  rights  conferred  upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF,  I do hereby execute these Articles of Incorporation on
January 16, 1997.

                                                                  Eric Honick

STATE OF NEW YORK  )
                                     ) ss.:
COUNTY OF NEW YORK  )

     On this 16th day of January 1997,  personally  appeared before me, a Notary
Public in and for the State and County aforesaid, Eric Honick, known to me to be
the  person   described  in  and  who  executed   the   foregoing   Articles  of
Incorporation,  and who  acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal, the day and year first above written.